EXHIBIT 99.1

Dinatrum announces projected Revenues on Atlanta’s Project

MONTREAL, Nov. 04, 2019 (GLOBE NEWSWIRE) -- Dinatrum/Alumifuel Power Corporation ("Dinatrum" or the "Company") (OTC Markets: AFPW), Mr. Pedro Villagran-Garcia, President & CEO, is pleased to announce an Update on the company's latest activities and Acquisitions. Alumifuel Power Corporation -Dinatrum- has recently informed its shareholders and the public that it has signed a Letter of Intent on a Project within the Atlanta, Georgia, area.

As mentioned before, the company has signed an LOI to acquire a block of 6.422 Acres in Atlanta, Georgia, suburbs. The company is currently planning the development of the site and has retained experienced Landscape and Design Engineers to plot the design and shape of each lot.

The company is currently preparing a Podcast interview between the parties signing the LOI and will make further announcements as it develops its Georgia Project in the near future. We hereby invite local contractors to contact us by sending an email to info@dinatrum.com.

We have specialized International Contractors to execute specific tasks. The company will strictly abide by Environmental Regulations. The Company has worked with Real Estate Agents in various cities, Remax, Coldwell Banker and Century 21 have offices in Atlanta, Georgia.

The company is currently preparing the Design of its landscape within the property. We expect to build between 60 and 75 townhouses which will eventually bring a total revenue ranging from $8 to $11 Million USD in a period of 13 to 25 months. The estimate will vary, depending on the number of combined types of Townhomes (from Luxury to Standard) to be built within this development. We will have precise numbers as we make progress and the Pre-Sales Program officially begins.

Revenue will also vary depending on the amount of office space that it will designate within this development. Dinatrum has been mentioning that investment in office space has increased considerably in the last decade by investors, which is an invitation to pursue this opportunity, an obvious trend.

We are planning to subcontract experienced developers with whom we are currently in conversations. As mentioned before, local contractors are invited to assist us in this project.

The Company has no plans for a Reverse Split in the foreseeable future. In addition, we would like to also mention that we don’t have debt Conversions. As it is commonly stated “no toxic debt and no reverse split”. Others like to state, “no current conversions”.

During the week, we will disclose more information regarding our Website Statistics. We are posting this because transparency is important, and our shareholders must be informed of facts, as several key shareholders have suggested. Check us out on Twitter, www.twitter.com/afpw_ir Facebook www.facebook.com/dinatrum Instagram www.instagram.com/dinatrum13 Linkedin www.linkedin.com/company/dinatrum1

The Company’s name change, and new trading symbol will be effective in the Over-The-Counter Market when we comply with submitting the necessary paperwork and when FINRA has completed its review of the Company’s application to change its name. We will inform you of ongoing developments regarding our listing on the Mexican Stock Exchange and projects in Mexico as they occur.

DINATRUM, INC./ALUMIFUEL POWER CORPORATION
DINATRUM is a Real Estate Investment Trust with projects within North America.

On behalf of the Board,

“Pedro Villagran-Garcia”

Pedro Villagran-Garcia, President & CEO
Dinatrum

For further information, please contact the company at 1-514-432-7746 or by email at info@dinatrum.com

Forward Looking Statements
Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to its plans or operations. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.